Exhibit 10.2

BROADCASTING MEDIA PARTNERS, INC.

2010 EQUITY INCENTIVE PLAN

EFFECTIVE AS OF DECEMBER 1, 2010

TABLE OF CONTENTS

BROADCASTING MEDIA PARTNERS, INC	1

2010 EQUITY INCENTIVE PLAN	1

SECTION 1. ESTABLISHMENT, PURPOSE & ELIGIBILITY	1

a. Establishment	1
b. Purpose of the Plan	1
c. Eligibility	1
d. Compliance with Rule 701	1
SECTION 2. ADMINISTRATION	1

a. Committees	1
b. Authority of the Committee	1
SECTION 3. STOCK SUBJECT TO PLAN	2

a. Basic Limitation	2
b. Additional Shares	2
SECTION 4. AWARDS	2

a. Types of Awards	2
b. Award Agreements	2
c. No Rights as a Shareholder	3
SECTION 5. OPTIONS	3

a. Option Agreement	3
b. Method of Exercise	3
SECTION 6. STOCK APPRECIATION RIGHTS	4

a. Generally	4
b. Stock Appreciation Rights Award Agreement	4
SECTION 7. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS	5

a. Restricted Stock	5
b. Section 83(b) Election	5
c. Voting Rights	5
d. Restricted Stock Units	5
e. Terms of Restricted Stock Awards and Restricted Stock Units	6
SECTION 8. DIVIDEND EQUIVALENT RIGHTS	6

SECTION 9. OTHER STOCK-BASED AWARDS	6

SECTION 10. ADJUSTMENT OF SHARES	6

a. General	6
b. Change of Control	7

i

SECTION 11. SECURITIES LAW REQUIREMENTS	7

a. Shares Not Registered	7
h. California Participants	8
SECTION 12. COMPLIANCE WITH SECTION 409A OF THE CODE	8

a. General	8
b. Separation from Service	8
c. Payments to Specified Employees	8
SECTION 13. DURATION AND AMENDMENTS	9

a. Term of the Plan	9
b. Amendment, Modification, Suspension, and Termination of Plan	9
SECTION 14. GENERAL TERMS	9

a. Termination for Cause	9
b. No Retention Rights; No Right to Awards	9
c. No Constraint on Corporate Action	9
d. Settlement of Awards; Fractional Shares	9
e. Nontransferability of Awards	9
f. Conditions and Restrictions on Shares	10
g. Withholding Requirements	10
h. No Guarantees Regarding Tax Treatment	10
i. Awards to Non-U.S. Employees or Directors	10
j. Unfunded Plan	11
k. Successors	11
l. Choice of Law	11
m. Severability	11
n. Shareholder Approval	11
SECTION 15. DEFINITIONS	11

a. “Affiliate”	11
b. “Award”	12
c. “Award Agreement”	12
d. “Board of Directors”	12
e. “Cause”	12
f. “Change of Control”	12
g. “Common Stock”	13
h. “Code”	13
i. “Committee”	13
j. “Consultant”	13
k. “Director”	13

ii

l. “Dividend Equivalent Right”	13
m. “Employee”	13
n. “Exchange Act”	13
o. “Fair Market Value”	13
p. “Initial Public Offering”	14
q. “Option”	14
r. “Other Stock-Based Award”	14
s. “Participant”	14
t. “Person”	14
u. “Principal Investors”	14
v. “Qualified Institutional Investors”	14
w. “Restricted Stock Award”	14
x. “Restricted Stock Unit”	14
y. “Securities Act”	14
z. “Service”	14
aa. “Share”	15
bb. “Stock Appreciation Right”	15
cc. “Stockholders Agreement”	15
dd. “Subsidiary”	15
APPENDIX I CALIFORNIA SECURITIES LAW REQUIREMENTS	A-1

iii

BROADCASTING MEDIA PARTNERS, INC.

2010 EQUITY INCENTIVE PLAN

SECTION 1. ESTABLISHMENT, PURPOSE & ELIGIBILITY.

a. Establishment. Broadcasting Media Partners, Inc., a Delaware corporation (hereinafter referred to as the “Company”), hereby establishes the 2010 Equity Incentive Plan, effective as of December 1, 2010 (hereinafter referred to as the “Plan”), as set forth in this document.

b. Purpose of the Plan. The purpose of this Plan is to attract, retain and motivate officers and employees of, consultants to, and non-employee directors providing services to, the Company and its Subsidiaries and Affiliates, to provide additional incentives to employees, consultants and directors and to promote the success of the Company’s business. Unless the context otherwise requires, capitalized terms used herein are defined in Section 15.

c. Eligibility. Participants will consist of such Employees, Directors and Consultants as the Committee in its sole discretion determines and whom the Committee may designate from time to time to receive awards under the Plan. Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Award as granted to the Participant in any other year.

d. Compliance with Rule 701. The Plan is intended to be a written compensatory benefit plan within the meaning of Rule 701 promulgated under the Securities Act, and therefore awards pursuant to the Plan are subject to the restrictions set forth in Rule 701. Awards granted pursuant to the Plan are “restricted securities,” as such term is defined in Rule 144 promulgated under the Securities Act, and any resale of the Shares underlying such Awards must be in compliance with the registration requirements of the Securities Act or an exemption therefrom. Awards issued pursuant to the Plan that do not qualify for another exemption from registration under the Securities Act shall in no event exceed the limitations set forth in Rule 701(d), as applicable from time to time.

SECTION 2. ADMINISTRATION.

a. Committees. The Plan shall be administered by the Board of Directors or, at its election, by one or more committees consisting of one or more members who have been appointed by the Board of Directors. The Committee shall have such authority and be responsible for such functions as may be delegated to it by the Board of Directors, and any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee with respect to functions delegated to it. If no Committee has been appointed, the entire Board of Directors shall administer the Plan, and any reference to the Committee in the Plan shall be construed as a reference to the Board of Directors. The Committee may delegate to one or more of its members, or one or more officers of the Company or any Affiliate or Subsidiary, and one or more agents or advisors such administrative duties or powers as it may deem advisable, in its sole discretion.

b. Authority of the Committee. The Committee shall have full authority and sole discretion to take any actions it deems necessary or advisable for the administration and operation of the Plan,

including, without limitation, the right to construe and interpret the provisions of the Plan or any Award, to provide for any omission in the Plan, to resolve any ambiguity or conflict under the Plan or any Award, to accelerate vesting or exercisability of or otherwise waive any requirements applicable to any Award, to extend the term or any period of exercisability of any Award, to modify the purchase price or exercise price under any Award, to establish terms or conditions applicable to any Award and to review any decisions or actions made or taken by the Committee, in each case, subject to the limitations set forth in Section 12 and Section 13b of the Plan. The Committee shall have full and exclusive discretionary power to adopt rules, forms, instruments and guidelines of administering the Plan as the Committee deems necessary or proper. All decisions, interpretations and other actions of the Committee or, in the absence of any action by the Committee, the Board of Directors shall be final and binding on all Participants and other persons deriving their rights from a Participant.

SECTION 3. STOCK SUBJECT TO PLAN.

a. Basic Limitation. Subject to the following provisions of this Section and Section 10, the maximum number of Shares that may be issued pursuant to Awards made under the Plan, other than Awards made under the last sentence of Section 4a, is (i) 600,711 shares of Common Stock, and (ii) such additional securities in such amounts and such classes as the Committee may approve. Shares may be treasury shares or authorized but unissued shares. The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards and, for Awards not denominated by Shares, the number of Shares actually delivered upon settlement or payment of the Award.

b. Additional Shares. In the event that any outstanding Award expires, is cancelled or otherwise terminated, any rights to acquire Shares allocable to the unexercised or unvested portion of such Award shall again be available for the purposes of the Plan. In the event that Shares issued under the Plan are reacquired by the Company pursuant to any forfeiture provision, right of repurchase, right of first offer or withholding requirements, such Shares shall again be available for the purposes of the Plan. In the event a Participant pays for any Award through the delivery of previously acquired Shares, the number of Shares available under the Plan shall be increased by the number of Shares delivered by the Participant.

SECTION 4. AWARDS.

a. Types of Awards. The Committee may, in its sole discretion, make Awards of one or more of the following: Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Dividend Equivalent Rights and Other Stock-Based Awards. The Company shall make Awards directly or cause one or more of its Subsidiaries (including, without limitation. Broadcast Media Partners Holdings, Inc.) to make Awards; provided, that the Subsidiaries shall, or the Company shall cause such Subsidiary to, comply with the terms of any Award and the Plan. Awards may, in the Committee’s sole discretion, be made under the Plan in assumption of, or substitution for, outstanding awards previously granted by the Company or an Affiliate or a company acquired by the Company or an Affiliate or with which the Company combines.

b. Award Agreements. Each Award made under the Plan shall be evidenced by a written Award Agreement between the Participant and the Company, and no Award shall be valid without any such Award Agreement. An Award shall be subject to all applicable terms and conditions of the Plan and to any other terms and conditions which the Committee in its sole discretion deems appropriate for inclusion in the Award Agreement provided such terms and conditions are not inconsistent with the Plan. Accordingly, unless an Award Agreement specifically states otherwise, in the event of any conflict between the provisions of the Plan and any Award Agreement, the provisions of the Plan shall prevail. Awards made to California Participants shall also be subject to the applicable requirements set forth in Appendix I. Each Award Agreement shall provide, in addition to any terms and conditions required to be provided in such agreement pursuant to any other provision of this Plan, the following terms:

(i)	Number of Shares. The number of Shares subject to the Award, if any, which number shall be subject to adjustment in accordance with Section 10 of the Plan.

(ii)	Termination of Service. The consequences of the Participant’s termination of Service with the Company or any Subsidiary or Affiliate.

(iii)	Vesting. The dates and events on which ail or any installment of the Award shall be vested and nonforfeitable.

c. No Rights as a Shareholder. A Participant, or a transferee of a Participant, shall have no rights as a shareholder with respect to any Shares covered by an Award until the Participant becomes the record holder of such Shares.

SECTION 5. OPTIONS.

a. Option Agreement. The Committee, may in its sole discretion, grant Options. Each Award Agreement evidencing an Award of Options shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i)	Exercise Price. The exercise price of an Option shall be determined by the Committee at the time of grant, but shall not be less than 100% of the Fair Market Value of a Share subject to such Option on the date of grant.

(ii)	Exercisability. The dates and events when all or any installment of the Option becomes exercisable, which dates and events need not be the same for each grant or for each Participant.

(iii)	Term. The term of each Option (including the circumstances under which such Option will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.

b. Method of Exercise.

(i)	General Rule. Except as otherwise provided in the Plan or any Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable. The exercise price of Shares issued under the Plan shall be payable in cash or personal check at the time when such Shares are purchased, except as otherwise provided in this Section 5(b).

(ii)

Surrender of Shares. At the sole discretion of the Committee, all or any part of the exercise price and any applicable withholding requirements may be paid by surrendering, or attesting to the ownership of, Shares that are already owned by the Participant. Such Shares shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value on the date when the Option is exercised. The Participant shall not surrender, or attest to the ownership of, Shares in payment of any portion of the purchase price (or withholding) if such Shares would cause the Company or any Subsidiary to recognize a compensation expense (or additional compensation expense) with respect to the applicable Option for financial reporting purposes, unless the Committee consents thereto.

(iii)	Net Exercise. At the sole discretion of the Committee, payment of all or any portion of the exercise price and any applicable withholding requirements may be made by reducing the number of Shares otherwise deliverable pursuant to the Option by the number of such Shares having a Fair Market Value equal to the exercise price.

(iv)	Exercise/Sale. At the sole discretion of the Committee, payment may be made in whole or in part by the delivery (on a form prescribed by the Company) of an irrevocable direction (i) to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company, or (ii) to pledge Shares to a securities broker or lender approved by the Company as security for a loan, and to deliver all or part of the loan proceeds to the Company, in each case in payment of all or part of the exercise price and any withholding requirements.

(v)	Exercise of Discretion. Should the Committee exercise its discretion to permit the Participant to pay the purchase price under an Award in whole or in part in accordance with Subsections (ii) through (iv) above, it shall not be bound to permit such method of payment for the remainder of any such Option or with respect to any other Award or Participant under the Plan.

SECTION 6. STOCK APPRECIATION RIGHTS.

a. Generally. The Committee may, in its sole discretion, grant Stock Appreciation Rights, including a concurrent grant of Stock Appreciation Rights in tandem with any Option. A Stock Appreciation Right means a right to receive, upon exercise, a payment in cash, Shares, other property or a combination thereof, as the Committee may determine, in its sole discretion, in an amount equal to the excess of (i) the Fair Market Value of a number of Shares on the date the right is exercised over (ii) the Fair Market Value of such Shares on the date the right is granted. If a Stock Appreciation Right is granted in tandem with an Option, such Stock Appreciation Right shall be exercisable only to the extent the related Option is exercisable and shall expire no later than the expiration of the related Option. Upon the exercise of all or a portion of such Stock Appreciation Right, a Participant shall be required to forfeit the right to purchase an equivalent portion of the related Option (and vice versa).

b. Stock Appreciation Rights Award Agreement. Each Award Agreement evidencing an Award of Stock Appreciation Rights shall contain the following information, which shall be determined by the Committee, in its sole discretion:

(i)	Grant Price. The grant price of the Shares above which a Participant shall be entitled to share in the appreciation in the value of such Shares (which shall not be less than 100% of the Fair Market Value of such Shares on the date of grant).

(ii)	Exercisability. The dates and events when all or any installment of the Stock Appreciation Rights becomes exercisable, which dates and events need not be the same for each grant or for each Participant.

(iii)	Term. The term of each Stock Appreciation Right (including the circumstances under which such Stock Appreciation Right will expire prior to the stated term thereof), which shall not exceed ten (10) years from the date of grant.

SECTION 7. RESTRICTED STOCK AWARDS AND RESTRICTED STOCK UNITS.

a. Restricted Stock. An Award of Restricted Stock is a grant by the Company of a specified number of Shares to the Participant, which are subject to certain specified restrictions, as set forth in the applicable Award Agreement. Unless otherwise provided in the applicable Award Agreement, unvested Restricted Stock shall be forfeited upon Participant’s termination of Service. Further, unless otherwise set forth in the applicable Award Agreement, the Restricted Stock, whether unvested or vested, shall be forfeited upon Participant’s termination of Service for Cause. Upon or following a Participant’s termination of Service, the Company shall have a call right with respect to any vested Shares on the terms set forth in the applicable Award Agreement. Participants shall be awarded Restricted Stock in exchange for consideration not less than the minimum consideration required by applicable law (including, consideration of services previously rendered by the Participant to the Company or its Subsidiaries or Affiliates). Any Restricted Stock granted under the Plan shall be evidenced in such manner as the Committee may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates (in which case, the certificate(s) representing such Shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the period in which the Restricted Stock is subject to restrictions and deposited by the Participant, together with a stock power endorsed in blank, with the Company, to be held in escrow during such restricted period). At the end of such restricted period, the restrictions imposed hereunder and under the Award Agreement shall lapse and the legend relating to such restriction shall be removed and such number of Shares delivered to the Participant (or, where appropriate, the Participant’s legal representative).

b. Section 83(b) Election. If a Participant makes an election pursuant to Section 83(b) of the Code concerning Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company.

c. Voting Rights. The Committee shall determine and set forth in a Participant’s Award Agreement whether or not a Participant holding Restricted Stock granted hereunder shall have the right to exercise voting rights with respect to the Restricted Stock during the Restriction Period (the Committee may require a Participant to grant an irrevocable proxy and power of substitution).

d. Restricted Stock Units. An Award of Restricted Stock Units is a grant by the Company of a specified number of units which shall each represent one Share credited to a notional account maintained by the Company, with no Shares actually awarded to the Participant in respect of such units until the restrictions on such units have lapsed. The Committee retains the discretion to determine whether the Restricted Stock Units shall be settled in Shares, in cash equal to the value of the Shares that would otherwise be distributed in settlement of such units, other property or any combination of the foregoing. Shares distributed to settle a Restricted Stock Unit may be issued with or without payment or consideration therefor, except as may be required by applicable law or the Committee in its sole discretion, as set forth in the agreement evidencing the Award. The Committee may, in its discretion, permit Participants to defer settlement of Restricted Stock Units, provided that any such deferral shall comply with the requirements of, and shall not result in the imposition of any tax under, Section 409A of the Code.

e. Terms of Restricted Stock Awards and Restricted Stock Units. Each Award Agreement evidencing a Restricted Stock or Restricted Stock Unit grant shall specify the terms of the period(s) of restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units, and such other provisions as the Committee shall determine. The Committee may require that Restricted Stock be held by the Company during the applicable period of restriction.

SECTION 8. DIVIDEND EQUIVALENT RIGHTS.

The Committee may grant Dividend Equivalents to Participants based on the dividends declared on Shares that are subject to any Award. The grant of Dividend Equivalents shall be treated as a separate Award. Dividend Equivalents shall be credited to a notional account maintained by the Company, as of dividend payment dates during the period between the date the Award is granted and the date the Award is exercised, vested, expired, credited or paid. Such Dividend Equivalents shall be converted to cash or Shares by such formula and at such time and subject to such limitations as may be determined by the Committee. As determined by the Committee, Dividend Equivalents granted with respect to any Option or Stock Appreciation Right may be payable regardless of whether such Option or Stock Appreciation Right is subsequently exercised.

SECTION 9. OTHER STOCK-BASED AWARDS.

The Committee, in its sole discretion, may grant Awards of Shares and Awards that are valued, in whole or in part, by reference to, or are otherwise based on, the Fair Market Value of Shares (the “Other Stock-Based Awards”). Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of Service, the occurrence of an event and/or the attainment of performance objectives. Subject to the provisions of the Plan, the Committee shall determine to whom and when Other Stock-Based Awards will be made, the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof and provisions ensuring that all Shares so awarded and issued shall be fully paid and non-assessable).

SECTION 10. ADJUSTMENT OF SHARES.

a. General. In the event of any corporate event or transaction (including, without limitation, a change in the Shares of the Company or the capitalization of the Company) affecting the capital structure of the Company such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, combination of Shares, exchange of Shares, dividend in kind, extraordinary dividend, or other like change in capital structure (other than normal cash dividends), or any similar corporate event or transaction, the Committee, to prevent dilution or enlargement of Participants’ rights under this Plan, shall substitute or adjust in good faith, in its sole discretion, (i) the number and kind of Shares or other securities that may be issued under this Plan or under particular forms of Awards, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price, grant price or purchase price applicable to outstanding Awards, and/or (iv) other value determinations applicable to this Plan or outstanding Awards.

b. Change of Control. In the event of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, or unless the Committee shall determine otherwise in the Award Agreement, the Committee is authorized (but not obligated) to make adjustments in the terms and conditions of outstanding Awards, including without limitation the following (or any combination thereof):

(i)	The continuation or assumption of such outstanding Awards under the Plan by the Company (if it is the surviving corporation) or by the surviving corporation or its parent;

(ii)	The substitution by the surviving corporation or its parent of stock awards with substantially the same terms for such outstanding Awards;

(iii)	The acceleration of the vesting and/or lapse of restrictions of or right to exercise such outstanding Awards immediately prior to or as of the date of the merger or consolidation, and the expiration of such outstanding Awards to the extent not timely exercised or purchased by the date of the merger or consolidation or other date thereafter designated by the Committee; or

(iv)	The cancellation of all or any portion of such outstanding Awards (other than Options and Stock Appreciation Rights) by a cash payment equal to the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled and with respect to Options and Stock Appreciation Rights, the cancellation of all or any portion of such outstanding Options and Stock Appreciation Rights by a cash payment equal to the excess, if any, of the Fair Market Value of the Shares subject to such outstanding Awards or portion thereof being canceled over the exercise price or grant price, as applicable, with respect to such Options and Stock Appreciation Rights or portion thereof being canceled (and, for the avoidance of doubt, if there is no such excess, such Options and Stock Appreciation Rights shall be cancelled without any payment therefor).

SECTION 11. SECURITIES LAW REQUIREMENTS.

a. Shares Not Registered. Shares and Awards shall not be issued under the Plan unless the issuance and delivery of such Shares and any Awards comply with (or are exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, State securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. Except as set forth in an Award Agreement, the Company shall not be obligated to file any registration statement under any applicable securities laws to permit the purchase or issuance of any Shares or any Awards under the Plan, and accordingly any certificates for Shares or documents granting Awards may have an appropriate legend or statement of applicable restrictions endorsed thereon. If the Company deems it necessary to ensure that the issuance of securities under the Plan is not required to be registered under any applicable securities laws, each Participant to whom such security would be purchased or issued shall deliver to the Company an agreement or certificate containing such representations, warranties and covenants as the Company which satisfies such requirements.

b. California Participants. If an Award shall be made to a Participant based in California, then such Award shall meet the additional requirements set forth in Appendix I.

SECTION 12. COMPLIANCE WITH SECTION 409A OF THE CODE.

a. General. The Company intends that all Awards be structured in compliance with, or to satisfy an exemption from, Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder (“Section 409A”). such that there are no adverse tax consequences, interest, or penalties under Section 409A as a result of the payments. Notwithstanding the Company’s intention, the Committee may, in its sole discretion and without a Participant’s prior consent, amend the Plan and/or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and actions with retroactive effect) as are necessary or appropriate to (a) exempt the Plan and/or any Award from the application of Section 409A, (b) preserve the intended tax treatment of any such Award, or (c) comply with the requirements of Section 409A, including without limitation any such regulations guidance, compliance programs and other interpretative authority that may be issued after the date of the grant.

b. Separation from Service. A termination of employment shall not be deemed to have occurred for purposes of any provision of the Plan or any Award Agreement providing for the payment of any amounts or benefits that are considered nonqualified deferred compensation under Section 409A upon or following a termination of employment, unless such termination is also a “separation from service” within the meaning of Section 409A and the payment thereof prior to a “separation from service” would violate Section 409A. For purposes of any such provision of the Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms shall mean “separation from service.”

c. Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of nonqualified deferred compensation that are otherwise required to be made under the Plan to a “specified employee” (as defined under Section 409A) as a result of his or her separation from service (other than a payment that is not subject to Section 409A) shall be delayed for the first six (6) months following such separation from service (or, if earlier, until the date of death of the specified employee) and shall instead be paid (in a manner set forth in the Award Agreement) on the date that immediately follows the end of such six-month period or as soon as administratively practicable thereafter. Except as otherwise provided in an individual Award Agreement and to the extent permissible under Section 409A, payment in respect of any equity-based Award that is delayed under this Section 12c, shall be measured by the value of the Shares underlying such equity-based Award after the expiration of the delay period. Any remaining payments of nonqualified deferred compensation shall be paid without delay and at the time or times such payments are otherwise scheduled to be made.

SECTION 13. DURATION AND AMENDMENTS.

a. Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Directors, which date is set forth below, subject to the approval of the majority of the Company’s shareholders. If a majority of the shareholders fail to approve the Plan within 12 months of its adoption by the Board of Directors, any Awards that have already been made shall be rescinded, and no additional Awards shall be made thereafter under the Plan. The Plan shall terminate automatically on the day preceding the tenth anniversary of its adoption by the Board of Directors unless earlier terminated pursuant to Subsection (b) below.

b. Amendment, Modification, Suspension, and Termination of Plan. The Committee may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof or any Award thereunder at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made (i) without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan and (ii) without the consent of the Participant, if such action would materially diminish any of the rights of such Participant under any Award theretofore granted to such Participant under the Plan; provided, however, the Committee may amend the Plan, any Award or any Award agreement in such manner as it deems necessary to comply with applicable laws and as set forth in Section 10 or Section 12 of the Plan. The termination of the Plan shall not affect any Awards outstanding on the termination date.

SECTION 14. GENERAL TERMS.

a. Termination for Cause. Unless otherwise set forth in the applicable Award Agreement, all Shares issued with respect to any Award granted under the Plan shall be forfeited upon Participant’s termination of Service for Cause.

b. No Retention Rights; No Right to Awards. Nothing in the Plan or in any Award granted under the Plan shall confer upon a Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Subsidiary or Affiliate employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause. No Participant or other Person shall have any claim to be granted any Award and there is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with regard thereto need not be the same with regard to each Participant (whether or not such Participants are similarly situated).

c. No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (b) limit the right or power of the Company to take any action which such entity deems to be necessary or appropriate.

d. Settlement of Awards; Fractional Shares. Each Award Agreement shall establish the form in which the Award shall be settled. Fractional Shares may be issued or delivered pursuant to the Plan or any Award, provided that the Committee may determine that cash, Awards, other securities or other property shall be issued or paid in lieu of fractional Shares, or that such fractional Shares or any rights thereto shall be rounded, forfeited or otherwise eliminated.

e. Nontransferability of Awards. Unless otherwise determined by the Committee, an Award shall not be transferable or assignable by the Participant except in the event of his death (subject to the applicable laws of descent and distribution) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate. No transfer shall be permitted for value or consideration. An award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant. Any permitted transfer of the Awards to heirs or legatees of the Participant shall not be effective to bind the Company unless the Committee shall have been furnished with written notice thereof and a copy of such evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

f. Conditions and Restrictions on Shares. Any Shares issued under the Plan shall be subject to such vesting and special forfeiture conditions, repurchase rights, rights of first offer and other transfer restrictions as the Committee may determine, which may include, but shall not be limited to, requirements that the Participant: (a) become a signatory to the Company’s then-existing stockholders agreement; (b) hold the Shares received for a specified period of time; or (c) represent and warrant in writing that the Participant is acquiring the Shares for investment and without any present intention to sell or distribute such Shares. Such restrictions shall be set forth in the applicable Award agreement and shall apply in addition to any restrictions that may apply to holders of Shares generally. The certificates for Shares may include any legend which the Committee deems appropriate to reflect any conditions and restrictions applicable to such Shares.

g. Withholding Requirements. The Company shall have the power and the right to deduct or withhold automatically from any amount deliverable under the Award or otherwise, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of the Plan. With respect to required withholding. Participants may elect, subject to the approval of the Committee (unless otherwise set forth in the applicable Award Agreement), to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction.

h. No Guarantees Regarding Tax Treatment. Participants (or their beneficiaries) shall be responsible for all taxes with respect to any Awards under the Plan. The Committee and the Company make no guarantees to any Person regarding the tax treatment of Awards or payments made under the Plan. Neither the Committee nor the Company has any obligation to take any action to prevent the assessment of any tax on any Person with respect to any Award under Section 409A of the Code or Section 457A of the Code or comparable provision of state and local law or otherwise and none of the Company, any of its Subsidiaries or Affiliates, or any of their employees or representatives shall have any liability to a Participant with respect thereto.

i. Awards to Non-U.S. Employees or Directors. To comply with the laws in countries other than the United States in which the Company or any Subsidiary or Affiliate operates or has Employees, Directors or Consultants, the Committee, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries or Affiliates shall be covered by the Plan; (b) determine which Employees, Directors or Consultants outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Employees, Directors or Consultants outside the United States to comply with applicable foreign laws; (d) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals; and (e)establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable.

j. Unfunded Plan. Participants shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, nor a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the rights of an unsecured general creditor of the Company. All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

k. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

l. Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

m. Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction. Person, or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

n. Shareholder Approval. The Plan will be submitted for approval by the shareholders of the Company at an annual meeting or any special meeting of shareholders of the Company within 12 months of the Plan’s adoption by the Board of Directors. Any Awards granted under the Plan prior to such approval of shareholders shall be effective as of the date of grant, but no such Award may be exercised or settled and no restrictions relating to any Award may lapse prior to such shareholder approval, and if shareholders fail to approve the Plan as specified hereunder, the Plan and any Award shall be terminated and cancelled without consideration.

SECTION 15. DEFINITIONS.

Whenever capitalized in the Plan, the following terms shall have the meanings set forth below.

a. “Affiliate” shall mean any entity that the Company, either directly or indirectly, is in common control with, is controlled by or controls, each within the meaning of the Securities Act.

b. “Award” shall mean the grant of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit, Dividend Equivalent Right or Other Stock-Based Award under the Plan as evidenced by a Notice of Award and Award Agreement relating thereto.

c. “Award Agreement” shall mean the Award agreement issued to a Participant in respect of an Award.

d. “Board of Directors” shall mean the Board of Directors of the Company, as constituted from time to time.

e. “Cause” shall mean “cause” as defined in any employment or other agreement between the Company and the Participant governing the provision of Services by the Participant to the Company and its Affiliates, and shall be interpreted in accordance with the procedures set forth therein, or in the absence of such an agreement, that the Participant: (i) has been negligent in the discharge of his or her duties to the Company or any of its subsidiaries or affiliates, has refused to perform stated or assigned duties or is incompetent in or (other than by reason of a disability or analogous condition) incapable of performing those duties; (ii) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information with respect to the Company or any of its subsidiaries or affiliates; (iii) has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or any of its Subsidiaries or Affiliates or has been indicted for, or pled nolo contendere to, a felony or misdemeanor (other than minor traffic violations or similar offenses); (iv) has materially breached any of the provisions of any agreement with the Company or any of its subsidiaries or affiliates or (v) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of the Company or any of its subsidiaries or affiliates, has improperly induced a vendor or customer to break or terminate any contract with the Company or any of its subsidiaries or affiliates or has induced a principal for whom the Company or any of its subsidiaries or affiliates acts as agent to terminate such agency relationship.

f. “Change of Control”, except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such agreement), shall mean the occurrence of (a) any consolidation or merger of the Company with or into any other Person, or any other corporate reorganization, business combination, transaction or transfer of securities of the Company by its stockholders, or a series of related transactions (including the acquisition of capital stock of the Company), whether or not the Company is a party thereto, in which the stockholders of the Company immediately prior to such consolidation, merger, reorganization, business combination or transaction or transfer, own, directly or indirectly, capital stock either (i) representing directly, or indirectly through one or more entities, less than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise)) of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination or transaction or transfer or (ii) that does not directly, or indirectly through one or more entities, have the power to elect (by contract, share ownership or otherwise) a majority of the entire board of directors or other similar governing body of the Company or other surviving entity immediately after such consolidation, merger, reorganization, business combination or transaction (pursuant to the Stockholders Agreement or other contractor transfer; (b) any transaction or series of related transactions, whether or not the Company is a party thereto, after giving effect to which in excess of fifty percent (50%) of the Company’s voting power (by contract, share ownership or otherwise) is owned directly, or indirectly through one or more entities, by any Person and its “affiliates” or “associates” (as such terms are defined in the Exchange Act) or any “group” (as defined in the Exchange Act), other than one or more Qualified Institutional Investors (and in the case of a “group”, excluding a percentage of such “group” equal to the percentage of the voting power of such group controlled by any Qualified Institutional Investors), excluding, in any case referred to in clause (a) or (b), any Initial Public Offering or any bona fide primary or secondary public offering following the occurrence of an Initial Public Offering; or (c) a sale, lease or other disposition of all or substantially all of the consolidated assets of the Company; provided, that for purposes of this sentence, any transactions with the same third party or any of its Affiliates shall be deemed to be a series of related transactions. For the avoidance of doubt, none of the following shall, in and of itself, constitute a “Change of Control”: (x) a spin-off or sale of one of the businesses of the Company or any subsidiary thereof, or a comparable transaction, or (y) a transaction in which, after giving effect thereto, the Principal Investors and their Affiliates continue to own, directly or indirectly, more than fifty percent (50%) of the equity (measured by economic value or voting power (by contract, share ownership or otherwise)) (1) of the Company or other surviving entity in the case of a transaction of the sort described in clause (a) above, (2) of the Company in the case of a transaction of the sort described in clause (b) above or (3) of the acquiring entity in the case of a transaction of the sort described in clause (c) above.

g. “Common Stock” shall mean the common stock, par value $0.001 per share, of the Company.

h. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

i. “Committee” shall mean a committee of the Board of Directors, as described in Section 2(a), or if none has been appointed, the Board of Directors.

j. “Consultant” shall mean a person who performs bona fide services for the Company or an Affiliate or Subsidiary as a consultant or advisor, excluding Employees and Directors

k. “Director” shall mean a member of the Board of Directors, or the board of directors of an Affiliate or Subsidiary, who is not an Employee.

I. “Dividend Equivalent Right” shall mean an Award that entitles the holder to receive for each eligible Share that is subject to (or referenced by) such Award an amount equal to the dividends paid on one Share at such time as dividends are otherwise paid to shareholders of the Company or, if later, when the Award becomes vested.

m. “Employee” shall mean an individual who is a common-law employee of the Company or an Affiliate or Subsidiary.

n. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time and such rules adopted by the Securities Exchange Commission under the Exchange Act.

o. “Fair Market Value” except as otherwise set forth in the applicable Award Agreement (and for the purposes set forth in such Award Agreement), shall mean, as of any date, the per Share value determined as follows:

(i)

If the Shares are listed on any established stock exchange or a national market system, the per Share Fair Market Value shall be the closing price for each share of such stock (or the average of the closing bid and ask prices, if no sales were reported) on the date of determination (or, if no closing sales price or closing bid and ask prices were reported on that date, as applicable, on the last trading date such closing sales price or closing bid and ask prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii)	If the Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board and the “Pink Sheets” published by the National Quotation Bureau, Inc.) or by a recognized securities dealer, but selling prices are not reported, the per Share Fair Market Value shall be the mean between the high bid and low asked prices for a Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii)	In the absence of an established market for the Shares of the type described in (i) and (ii), above, the per Share Fair Market Value thereof shall be determined by the Committee in good faith and in accordance with applicable provisions of Section 409A of the Code.

p. “Initial Public Offering” shall mean (i) an “initial public offering” as defined in the Stockholders Agreement and (ii) Company Securities otherwise becoming traded on a national securities exchange.

q. “Option” shall mean a stock option not described in Section 422(b) of the Code granted under the Plan and entitling the holder to purchase Shares.

r. “Other Stock-Based Award” shall mean any right granted under Section 9 of the Plan.

s. “Participant” shall mean any eligible person as set forth in Section 1 to whom an Award is granted.

t. “Person” shall mean any individual, partnership, corporation, company, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

u. “Principal Investors” shall mean the “principal investors” as defined in the Stockholders Agreement.

v. “Qualified Institutional Investors” shall mean (a) the MDP Investors, (b) the PEP Investors, (c) the SCG Investors, (d) the THL Investors, (e) the TPG Investors, and (f) the respective Affiliates of the foregoing (as such terms are defined in the Stockholders Agreement).

w. “Restricted Stock Award” shall have the meaning described in Section 7(a).

x. “Restricted Stock Unit” shall have the meaning described in Section 7(d).

y. “Securities Act” shall mean the Securities Act of 1933, as amended.

z. “Service” shall mean the Participant’s service as an Employee, Director or Consultant. For any purpose under this Plan, Service shall be deemed to continue while the Participant is on a bona fide leave of absence, if such leave was approved by the Company in writing or if continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

aa. “Share” shall mean a share of Common Stock, or such other class or kind of shares or other securities resulting from the application of Section 10.

bb. “Stock Appreciation Right” shall have the meaning described in Section 6(a).

cc. “Stockholders Agreement” shall mean the Amended and Restated Stockholders Agreement by and among the Company, Broadcast Media Partners Holdings, Inc., Univision Communications Inc., and Certain Stockholders of Broadcasting Media Partners, Inc., dated as of November 23, 2010, as may be amended from time to time.

dd. “Subsidiary” shall mean any corporation (other than the Company), partnership, joint venture or other legal entity of which the Company owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

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This 2010 Equity Incentive Plan was adopted and approved by the Board of Directors of the Company by resolution at a meeting held on      the day of December 2010.

BROADCASTING MEDIA PARTNERS, INC.

By:

Title:

APPENDIX I

CALIFORNIA SECURITIES LAW REQUIREMENTS.

The terms of this Appendix I apply only to Awards that would be subject to Section 25110 of the California Corporations Code or any successor law but for the exemption contained in Section 25102(o) of the California Corporations Code (or any successor law). For purposes of determining the applicability of the California securities law requirements contained in this Appendix I, all Awards shall be deemed made in the State in which the Participant is principally employed by the Company or any Subsidiary or Affiliate (as determined by the employer’s records) on the date of grant or issuance of the Award. Except as modified by the provisions of this Appendix I, all the other relevant provisions of the Plan shall be applicable to such Awards.

(1) Number of Securities. At no time shall the total number of securities issuable upon exercise of all outstanding Options and the total number of Shares provided for under this or any stock bonus or similar plan or agreement of the Company exceed the applicable percentage as calculated in accordance with Title 10 of the California Code of Regulations. Chapter 3, Subchapter 2, Article 4, Subarticle 4, Section 260.140.45.

(2) Limited Transferability Rights.

a. An Option or other right to acquire shares may, to the extent permitted by the Board of Directors, be assigned in whole or in part during the Participant’s lifetime (1) as a gift to one or more members of the Participant’s immediate family or (2) by instrument to an inter vivos or testamentary trust in which such Award is to be passed to beneficiaries upon the death of the trustor (settlor). The terms applicable to the assigned portion shall be the same as those in effect for the Award immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Board of Directors may deem appropriate.

b. Except as provided in Subsection (a) above, an Award may not be assigned or transferred other than by will or by the laws of descent and distribution following the Participant’s death.

(3) Proportional Adjustment. The number of securities and the exercise price subject to equity Awards must be proportionately adjusted in the event of stock splits and similar transactions effected without the receipt of consideration by the issuer, of or on the issuer’s class or series of securities underlying the Award.

(4) Minimum Post-Termination Exercise Period. Unless employment is terminated for Cause, optionees must be permitted to exercise their options, to the extent that the optionee is entitled to exercise on the date employment terminates, until the earlier of (1) the option expiration date or (2) at least six (6) months from a termination due to death or disability, and at least thirty (30) days from a termination due to any other reason except Cause.

Information Rights. The Company shall deliver a financial statement at least annually to each Participant holding Awards or Shares issued under the Plan, unless (a) such participant is a key employee whose duties in connection with the Company assure such individual access to equivalent information or (b) the Plan complies with all of the conditions of Rule 701 of the Securities Act.

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